FTE Networks Executes Term Sheet to Amend Existing Senior Credit Facility

Extends maturity of credit facility to March 30, 2021

NAPLES, Fla., December 18, 2018 – FTE Networks, Inc. (NYSE American: FTNW) (“FTE” or the “Company”), a leading provider of innovative technology solutions for smart platforms, network infrastructure and intelligent buildings, today announced that it has signed an indicative term sheet with its senior lender, Lateral Investment Management, LLC. (“Lateral”), which includes outlining the material terms of an Amended and Restated Credit Facility, which is expected to replace and extend the duration of its existing credit facility.

Under the proposed terms, the interest rate will be adjusted to Libor+9.5% and the maturity date will be extended to March 30, 2021. Consideration in connection with the consummation of this Amendment will include 250,000 common stock warrants with a cash strike price of $10.00 and customary closing fees. The terms of the amended credit facility will be subject to and contingent upon a signed definitive agreement, the satisfaction of certain conditions precedent, including the restructuring of subordinated debt, and all other customary terms and conditions for a transaction of this size and nature. Subject to the foregoing, the Company anticipates that the facility amendment will be completed by the end of January 2019.

“We truly appreciate the relationship we have with Lateral and are excited to soon complete yet another milestone transaction with Lateral,” said Mr. Michael Palleschi, President and CEO of FTE Networks. Mr. Palleschi continued, “Lateral continues to grow with us providing out of the box solutions that are representative of a valued partner.” This amendment will reduce the cost of capital and extend the amortization schedule. Collectively, we believe this transaction will greatly strengthen the balance sheet and overall liquidity of the Company.”

“We are pleased to continue our support of FTE. Creating valuable partnerships with industry leaders such as FTE is a fundamental component of Lateral’s investment strategy.” said Richard de Silva, Managing Partner of Lateral. “This proposed financing signals our strong belief in the growth trajectory of the Company. We believe in management’s vision and ability to continue to build an industry-leading, next-generation infrastructure technology company.”

About FTE Networks, Inc.

FTE Networks, Inc. (“FTNW”) is a leading provider of innovation technology. We enable adaptive and efficient smart network connectivity platforms, infrastructure and buildings. FTE provides end-to-end design, build, and support solutions for state-of-the-art networks, data centers, residential and commercial properties. We create transformative smart platforms and buildings. FTE’s services are predicated on smart design and consistent standards that reduce deployment costs and accelerate delivery of leading edge projects and services. The Company works with Fortune 100/500 companies, including some of the world’s leading Telecommunications and IT Services Providers as well as REITs and Media Providers.

About Lateral Investment Management, LLC

Lateral Investment Management is a non-sponsored private credit and growth equity firm that provides growth capital to leading middle market companies in the United States. Based in San Mateo, California, Lateral partners with independent businesses to navigate through a well-defined growth phase. The firm delivers a less dilutive source of capital than a typical private equity firm and is more growth-oriented and value-added than typical lenders. For more information, please visit www.lateralim.com.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “expected” “proposed” “will,” “believe,” “anticipates,” and similar references to future periods. Examples of forward-looking statements in this release may include, without limitation, statements and forecasts regarding our ability to consummate the proposed transaction; the satisfaction of other conditions; our ability to obtain all necessary approvals; and other matters that involve known or unknown performance or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risk and changes in circumstances that are difficult to predict and many of which are outside of our control. These risk factors and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-K’s, Form 10-Q’s and Form 8-K’s. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, where as a result of new information, future developments or otherwise.

For more information, please contact:

Corporate Contact:

Kirstin Gooldy

FTE Networks, Inc.

Phone: (877) 850-4308

Email: ir@ftenet.com

Margret Hardardottir

Lateral Investment Management, LLC

Phone: 650-396-2200

Email: inquiries@lateralim.com

Investor Contact:

Ted Haberfield

MZ Group

Phone: (760) 755-2716

Email: thaberfield@mzgroup.us